UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2005

PeopleSupport, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-115328	95-4695021

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1100 Glendon Ave., Suite 1250 Los Angeles, California	90024

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 824-6200

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02	Results of Operations and Financial Condition.

On January 11, 2005, PeopleSupport, Inc. issued a press release announcing that the company is restating its previously issued financial statements for the quarter ended September 30, 2004 to exclude a charge related to payment obligations of $4.8 million under its management incentive plan in connection with the company’s initial public offering and make other adjustments related to obligations under the plan. A copy of this press release is being furnished as an Exhibit 99.1 to this report on Form 8-K.

In accordance with the general instructions B.2 of Form 8-K, the information in this report furnished pursuant to Item 2.02 and the information intended to be furnished pursuant to Item 9.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)	On January 11, 2005, PeopleSupport, Inc. issued a press release announcing that the company is restating its previously issued financial statements for the quarter ended September 30, 2004 to exclude charges related to payment obligations of $4.8 million under its management incentive plan in connection with the company’s initial public offering and to make other adjustments related to obligations under the plan. PeopleSupport plans to file an amended quarterly report on Form 10-Q/A for the third quarter of 2004 to reflect the changes.

The decision to restate was made by the Audit Committee of PeopleSupport’s Board of Directors, upon the recommendation of management and with the concurrence of PeopleSupport’s independent registered public accountants, BDO Seidman, LLP (“BDO”). The Audit Committee concluded that PeopleSupport’s previously issued financial statements for the third quarter of 2004 should no longer be relied upon because of errors in those financial statements. The Audit Committee reached its conclusions on January 6, 2005.

In preparing the company’s financial statements for the quarter ended September 30, 2004, the charge of $4.8 million under the management incentive plan was recorded on September 30 because by September 30 the registration statement for the offering had been declared effective by the SEC, the offering had priced and the management payments were highly probable. The decision to record the charge in the third quarter was made after consultation with, and the concurrence, of the company’s independent accountants. Subsequently, upon further analysis, the company concluded that the event triggering the payment obligations was the closing of, and the receipt of funds from, the offering and the charge of $4.8 million should have been recorded on October 6, 2004. Accordingly, the charge related to the payment obligations recorded in the third quarter of 2004 will instead be reflected in the fourth quarter of 2004 and reported when the company reports its 2004 year-end results.

The Audit Committee and management have discussed with BDO the matters disclosed in this Current Report on Form 8-K.

The restated balance sheet as of September 30, 2004, Statements of Operations for the three and nine months ended September 30, 2004, and cash flows for the nine months ended September 30, 2004 are attached to the PeopleSupport’s January 11, 2005 press release. A copy of PeopleSupport’s press release announcing the restatement is attached hereto as Exhibit 99.1, and the portion of the press release relating to the restatement is incorporated in this Item 4.02 by reference. The pro forma financial statements and information related to the pro forma financial results, which are also contained in the press release, are not incorporated in this Item 4.02.

Section 9. Financial Statements and Exhibits

Item 9.01(c) Exhibits.

Exhibit	Description
99.1	Press Release dated January 11, 2005 entitled: “PeopleSupport Announces Financial Restatement for Third Quarter 2004.”

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 11, 2005	PeopleSupport, Inc. a Delaware corporation

	By:	/s/ Lance Rosenzweig

Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated January 11, 2005 entitled: “PeopleSupport Announces Financial Restatement for Third Quarter 2004.”